Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Annual Report of CNX Midstream Partners LP (the “Partnership”) on Form 10-K for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nicholas J. DeIuliis, Chief Executive Officer of CNX Midstream GP LLC, the general partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

Dated: February 7, 2018	/s/ Nicholas J. DeIuliis
Nicholas J. DeIuliis
Chief Executive Officer
CNX Midstream GP LLC (the general partner of the Partnership)
This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Partnership for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Partnership specifically incorporates it by reference. A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained and furnished to the Securities and Exchange Commission or its staff upon request.